Exhibit 99.1

CORONUS SOLAR INC.

Suite 1100 - 1200 West 73rd Avenue Vancouver, B.C. V6P 6G5 Canada	Telephone 604-267-7078 Facsimile 604-267-7080 www.coronusenergy.com

NEWS RELEASE For Immediate Release	OTCBB - CRNSF
APPOINTMENT OF AUDIT COMMITTEE MEMBER

Vancouver, B.C. – August 1, 2011 – Jeff Thachuk, President of Coronus Solar Inc. (the “Company”) announced today that, on July 28, 2011, the Company's Board of Directors appointed Mr. Thachuk as a member of its audit committee. Accordingly, the current members of the Company's audit committee are Mr. Thachuk, Kenneth Bogas and David Holmes. Neither Mr. Bogas nor Mr. Holmes serve as officers. Therefore, Mr. Bogas and Mr. Holmes are deemed independent. Mr. Thachuk serves as the President, Secretary, Treasurer, Chief Executive Officer, and Chief Financial Officer of the Company. Therefore, Mr. Thachuk is not deemed independent.

On behalf of the Board of Directors,

Coronus Solar Inc.

“Jeff Thachuk ”

Jeff Thachuk
President

Forward Looking Statements:  Statements included in this announcement, including statements concerning our plans, intentions and expectations, which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements”. Forward-looking statements may be identified by words including “anticipates”, “believes”, “intends”, “estimates”, “expects” and similar expressions. The company cautions readers that forward-looking statements, including without limitation those relating to the company's future operations and business prospects, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements.

Coronus Solar Inc.	News Release	Page 1 of 1